UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2011

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 18, 2011, Dr. David W. Feigal, Jr., M.D., M.P.H. resigned from the Board of Directors of Amarin Corporation plc (“Amarin”). The Board of Directors accepted Dr. Feigal’s resignation on November 22, 2011. Dr. Feigal cited a crush of other commitments as the reason for his resignation.

Item 8.01. Other Events.

On November 25, 2011, Amarin announced that its New Drug Application for the marketing and sale of its lead drug candidate, AMR101, had been accepted for filing by the U.S. Food and Drug Administration (FDA). The acceptance of the NDA reflects the FDA’s determination that the application is sufficiently complete to permit a substantive review. The application will be subject to a standard review and will have a Prescription Drug User Fee Act (PDUFA) date of July 26, 2012. The PDUFA date is the goal date for the FDA to complete its review of the NDA. However, there can be no assurance that the FDA will complete its review of the NDA by this date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amarin Corporation plc

Date: November 25, 2011	By:	/s/ John Thero
John Thero President